Exhibit 10.11

PROMISSORY NOTE

$13,000,000	June 30, 2005

FOR VALUE RECEIVED, the undersigned, Bronco Drilling Company, L.L.C., an Oklahoma limited liability company (herein called the “Borrower”), with an address at 14313 North May Avenue, Oklahoma City, OK 73134 hereby promises and agrees to pay to the order of Alpha Investors LLC, a Delaware limited liability company, with its main office located at c/o Wexford Capital LLC, 411 West Putnam Avenue, Greenwich, CT 06830 (herein called the “Lender”) the principal sum of Thirteen Million Dollars ($13,000,000), together with all accrued interest thereon computed and payable in the manner set forth below. The unpaid principal balance of, and all accrued interest on, this Note, unless sooner paid, shall be due and payable in full on July 1, 2006 or on such earlier date as provided herein.

The interest rate applicable at any time to the outstanding balance of the Note is herein referred to as the “Borrowing Rate”. From the date of this Note until September 30, 2005, the outstanding principal balance of this Note, as the same shall exist from time to time, shall bear interest at the Borrowing Rate equal to LIBOR plus five percent (LIBOR + 5%); thereafter until the Maturity Date, the Borrowing Rate shall be LIBOR plus seven and one half percent (LIBOR + 7 1/2%). All interest on this note shall be computed on the actual number of days elapsed over a 360 day year. For purposes of this Note, LIBOR shall be the 90 day Libor rate, determined as of July 1, 2005 for the period through September 30, 2005, and determined every 3 months thereafter for each subsequent 3 month period that the Note remains outstanding.

Payments of the principal and interest of this Note are to be made in lawful money of the United States of America at the office of the Lender or at such other place as the Lender shall have designated by written notice to the Borrower.

The Borrower may prepay this Note, in whole or in part at any time without penalty. The Note shall be subject to mandatory repayment in the event that the Borrower successfully completes the Initial Public Offering (the “IPO”), which repayment shall be due and payable on the effective date of such IPO.

If the Borrower defaults in the payment of any amount due hereon when due and payable, (a) the principal balance and interest due on this Note hereon may be declared immediately due and payable by the Lender by notice to the Borrower, and (b) the Borrower shall be obligated to reimburse Lender for all costs of collection, including reasonable attorneys fees incurred in collection of such principal and/or interest.

The Borrower shall have no right to set off any amounts owed under this Note against any amounts, if any, owed or claimed to be owed now or in the future to the Borrower by Lender resulting from any claims, rights, damages, demands, causes of action or liabilities of any nature whatsoever, known or unknown, contingent or fixed, whether due or to become due, that Borrower has had, now has or may have at any future time by reason of any cause, matter or thing. Borrower agrees that, as of the date of this

Note, its obligations under this Note are not subject to any offsets or defenses against the Lender of any kind. Borrower further agrees that its obligations under this Note shall not be subject to any counterclaims, offsets or defenses against the Lender of any kind which may arise in the future.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

The failure of Lender to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of Lender following an event of default hereunder or under any of the instruments referred to herein shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of the Borrower’s other obligations hereunder.

The Borrower represents and warrants as follows: (a) the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma (b) the execution, delivery and performance by the Borrower of this Note are within the Borrower’s powers, have been duly authorized by all necessary action, and (c) the Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

No amendment of this Note or waiver of any provision hereunder shall be effective without the written consent of Lender.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of law principles thereof, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal or legal representatives and permitted assigns.

THE UNDERSIGNED IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK. THE UNDERSIGNED HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE UNDERSIGNED AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO THE UNDERSIGNED AT THE LAST KNOWN ADDRESS OF THE UNDERSIGNED AS SHOWN IN THE RECORDS OF THE LENDER OR IN ANY OTHER MANNER PERMITTED BY LAW.

THE UNDERSIGNED IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE.

SIGNED AND DELIVERED as of the day and year first herein above set forth.

BRONCO DRILLING COMPANY, L.L.C.

By:
Name:
Title:

Prepared by: J. Werner

Approved by: A. Amron